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                                                                   EXHIBIT 10.15






                                 Delphax Systems
                  Hereinafter called "Landlord" (Sub-Landlord)
                                OF THE FIRST PART


                                      -AND-


                            Access Metal Service Inc
                    Hereinafter called "Tenant" (Sub-Tenant)
                               OF THE SECOND PART




                     AGREEMENT AMENDING AND EXTENDING LEASE








BUILDING:                                   5040 Timberlea Blvd. Mississauga, ON

LEASED PREMISES:                            22,171 sq. ft.

EFFECTIVE DATE:                             January 1, 2002



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AGREEMENT MADE EFFECTIVE the twentieth day of August 2001, BETWEEN

                                 DELPHAX SYSTEMS
                  Hereinafter called "Landlord" (Sub-Landlord)
                                OF THE FIRST PART

                                      -AND-

                           ACCESS METAL SERVICE INC.
                    Hereinafter called "Tenant" (Sub-Tenant)
                               OF THE SECOND PART

         WHEREAS, ACCESS METAL SERVICE INC. as the Tenant and DELPHAX SYSTEMS as Landlord, entered into an Indenture of Lease dated the 5th day of October, 1999 (hereinafter referred to as the "Lease") pursuant to which DELPHAX SYSTEMS did demise and lease unto the Tenant a portion of 5040 Timberlea Blvd., Mississauga, comprising approximately 22,171 sq. ft. (hereinafter referred to the "demised premises") as outline on attached Schedule;

         AND WHEREAS, the parties hereto desire to amend and extend the Lease with effect from and after January 1, 2002.

         NOW THIS AGREEMENT WITNESSETH:

         THAT WITH EFFECT FROM AND AFTER January 1, 2002, the Lease is amended as follows:

1.       Paragraph headed as "Term" is deleted and the following substituted:

         TO HAVE AND TO HOLD THE DEMISED PREMISES, for and during the term (herein called the "Term") of two (2) years commencing on January 1, 2002, and terminating on December 31, 2003.

2. Paragraph headed as "Rental" shall be deleted and the following shall be substituted in its place:

         The Tenant covenants to pay the Landlord an annual rent during the Term the sum of ONE HUNDRED & SEVENTY-SIX THOUSAND, TWO HUNDRED & FIFTY-NINE DOLLARS AND FORTY-FIVE CENTS ($176,259.45) + G.S.T. in lawful money of Canada, payable in equal instalments of FOURTEEN THOUSAND, SIX HUNDRED & EIGHTY-EIGHT DOLLARS AND TWENTY-NINE CENTS ($14,688.29) + G.S.T. in advance on the first day of each and every month during the term of the lease.

3. Paragraph headed as "Option to Renew" shall be deleted and the following shall be substituted in its place:



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         Provided the Tenant is not in default, the Tenant shall have a further option to renew its lease for a further period of one (1) year under the same terms and conditions, save as to further renewal and save as to the rental rate which shall be at a rate to be agreed upon as least four (4) months prior to the expiration of the lease term. Tenant agrees to notify the Landlord in writing of its intent to renew at least six (6) months prior to the expiration of the lease term. However, the annual rental rate for this renewal period shall not be less than the annual rental being paid during the previous year of the lease term.

         Provided that the Tenant is not in default and has not been in default during the term of this lease or any renewal, the Tenant shall have an additional option to renew the Lease for a further period of one (1) year on the same terms and conditions save and except for further renewals and save as to the rental rent which shall be at a rate to be agreed to at least four (4) months prior to the expiration of the lease term. The Tenant shall notify the Landlord, in writing, that it wishes to renew the lease at least six (6) months prior to the expiry date of the lease term. However the annual rental rate for this period shall not be less than the annual rental being paid during the previous year. Provided, however, if the Landlord requires all or part of the space for its own use, it shall notify the Tenant of same at least six and one-half (6 1/2) months prior to the expiry of the lease term; and shall have the right to declare this additional option to renew null and void.

4. Save as aforesaid, all the terms and conditions of the Lease remain unchanged and in full force and effect; except for any further rights of renewal and Landlord's warranties.

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this Agreement, the 16th day of October, 2001 to be effectively immediately.



DELPHAX SYSTEMS                                      ACCESS METAL SERVICE INC.

Per: /Signature/  c/s                                Per: /Signature/   c/s


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Toronto Real
Estate Board           For use in the Province of Ontario
                                 OFFER TO LEASE

                                      (ICI)

TO: DELPHAX SYSTEMS            Lessor (Landlord)

I,  ACCESS METAL SERVICE INC.  Lessee (Tenant)

Having inspected the premises or plans, hereby offer to lease through

INDUSITE REALTY CORPORATION                (Listing Broker)

And ROYAL LEPAGE COMMERCIAL INC            (Co-operating Broker)

The premises known municipally as 5040 TIMBERLEA BLVD in the CITY of MISSISSAUGA Comprising 22,171 square feet, more or less (as outlined in Schedule "B" attached hereto) for a term of TWENTY-FOUR (24) MONTHS from JANUARY 1, 2000 to DECEMBER 31, 2001 at a rental of $176,259.45 + GST per annum payable $14,688.29 + GST monthly, in advance, on the 1st day of each month during the said term.

Cash/Cheque in the amount of $29,376.58 + GST as a deposit, payable to the Listing Broker in trust for the Lessor, is submitted UPON ACCEPTANCE to be held pending completion or other termination of this Agreement, and is to be credited on account of FIRST AND LAST MONTHS' GROSS rental.

The lease shall be drawn by the Lessor and executed by the Lessee and the Lessor forthwith subject to minor adjustments as negotiated between the Lessor's and the Lessee's Solicitors, both acting reasonably.

The premises is to be used for WAREHOUSING AND DISTRIBUTION OF STEEL AND RELATED PRODUCTS.

IT IS UNDERSTOOD AND AGREED that

   1. The rent herein shall be a gross rental to the Lessor, and shall include: real estate taxes, local improvement charges, if any, utility charges, water charges, outside maintenance including driveways, trucking and parking areas, lawn and shrubbery maintenance, snow removal, fire insurance premiums for the building, and maintenance of shipping doors and HVAC equipment.

   2. Lessee to have the right to erect tenancy signs at both entrances/exits to the building and informational signs denoting parking and shipping areas provided such sign(s) conforms with all municipal by-laws and owner's regulations governing signs.

   3. The Lessor shall be responsible for major structural repairs including those to the roof, if not occasioned by the fault of the Lessee or those for whom the Lessee is responsible. Damage caused by minor leaks in the roof will not be Lessor's responsibility.

   4. The Lessor warrants that the time of occupancy, the premises are free of any material structural defect, and the roof, plumbing, heating, air-conditioning, electrical, drainage, sprinkler, lighting, and, in general, all systems contained herein including shipping doors are in
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      good working condition and fully operational, and inspected prior to occupancy.

   5. This Offer is an Offer to Sub-Lease and where term Landlord or Lessor appears, the meaning shall be Sub-Landlord or Sub-Lessor, and similarly where the term Tenant or Lessee appears, the meaning shall Sub-Tenant or Sub-Lessee.

   6. The Lessor warrants that on the access date, there are no outstanding work orders relating to the premises from any competent authority in respect to the environmental condition of the demised premises. Lessor further acknowledges that if in the future, such a work order should be issued in respect of the premises due to contamination occasioned by previous tenants, the Lessor will hold the Lessee free of any expense associated with the remedial works necessary to bring the premises into compliance with the appropriate environmental regulations.

   7. The Lessee has been advised by the Broker to seek independent advice concerning the potential impact of the so call "Year 2000 Computer Bug" on the (premises/property).

   8. The Lessee when not in default, shall have the right to sublet the demised premises in whole or in part at any time or times during the Lease term, or renewal thereof, provided it has the Lessor's prior written consent, which consent is not to be unreasonably or arbitrarily withheld or delayed.

   9. The Lessee at its expense will have the right to erect an illuminated sign facing Eglinton Ave (south end of building) and delineate five new parking spots around south-east end of building (including shipping/receiving zone areas).

  10. The Lessee will also have the right to use "Delphax" name orally and in literature as to indicate our location (e.g. "We are located at the rear of the Delphax building").

  11. This Agreement is conditional for seven days after acceptance upon Lessor and Lessee agreeing in writing to minor building modifications and obtaining consent from the head Lessor.

  12. Lessee shall be responsible for any damages to structure, floor, etc. caused by Lessee and to reinforce floor if necessary to accommodate its equipment.

  13. Any modifications to premises including plumbing and mechanical systems required by Lessee, shall be performed by Lessor's contractors, or contractors approved by Lessor.

  14. Provided that the Lessee is not in default and has not been in default during the term of the Lease, the Lessee shall have the option to renew the Lease for a further period of one (1) year on the same terms and conditions except for rent. The Lessee shall notify the Lessor, in writing, that it wishes to renew the lease at least three (3) months prior to expiry date of the lease term. However, if the Lessor requires all or part of the space for its own use, it shall notify the Lessee of same at least six (6) months prior to the expiry of the least term; and shall have the right to declare the option to renew null and void.

SCHEDULE "A", ATTACHED HERETO, FORMS PART OF THIS OFFER AS THOUGH INSERTED AT THIS POINT.

This offer shall be irrevocable by the Lessor until 5:00 P.M. on the 5th day of October year 99 after which time if not accepted, this offer shall be null and void and all deposit monies paid by the Lessee hereunder shall be refunded without any interest or deduction whatsoever.
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It is further understood that all representations by the Lessor or any of his representatives, are set out in the Agreement.

The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms hereof. This Agreement shall be read with such changes of gender or number as may be required by the context.

DATED AT..................this...................day of...........year...99...

SIGNED, SEALED AND DELIVERED IN WITNESS whereof I have hereunto put my hand In the presence of and seal: I have authority to bind the Company

                            ACCESS METAL SERVICE INC.

/Signature/             /Signature/                               Sept. 28/99

(Witness)               (Lessee)                 (Seal)              (Date)

I hereby accept the above Offer and agree with the above named Listing Broker to pay in consideration of procuring this Offer a commission as per the listing agreement or if no listing agreement exists, commission shall be as follows:

................................... of the first year's...................rental, and ........................... of the ..........................rental for the balance of the lease, upon the date above set for opening, occupancy, upon signing of a lease, or upon occupancy by the Lessee, whichever occurs first, said commission is then due and payable. If the Offer to Lease contains an option to renew the lease, I agree to pay the said Listing Broker upon the
Lessee exercising the said option or any future option, a further commission of
..................... of the said rental payable during such renewal lease. If this Offer to Lease contains an option to expand during the outlined lease term,
I agree to pay a further commission of ...................... of the said rental payable on the expansion space upon the Lessee exercising such option.

When the lease or agreement to lease provides for any periods where no rent or a reduced rent is payable, the commission payable hereunder shall be calculated on the stated rate per annum as if there were no period of free or reduced rent.

Any deposit in respect of any agreement shall first be applied to reduce the commission payable. Should such amounts paid to you from the deposit or by my solicitor not be sufficient, I shall be liable to pay to you, on demand, any deficiency in commission and taxes owing on such commission. All amounts set out as commission are to be paid plus applicable Goods and Services Tax (G.S.T.) on such commission.

DATED at Mississauga this 5th day of October year 99

SIGNED, SEALED AND DELIVERED IN WITNESS whereof I have hereunto put my hand In
the presence of         and seal: I have authority to bind the Company

                                          DELPHAX SYSTEMS

                        /Signature/                                 10/5/99

(Witness)               (Lessee)                 (Seal)              (Date)
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                                  SCHEDULE "A"

15. In the event that the Lessee is in default of rent, the Lessor shall charge the Lessee 2% per month on a per diem basis, on all overdue amounts.

                                  SCHEDULE "B"

                                   (DIAGRAM)